Exhibit 99

NEWS

COMPANY CONTACT:
Bernard A. “Skip” Wagner
November 12, 2004	Chief Financial Officer
(941) 953-9199

For Immediate Release

CORRECTIONAL SERVICES CORPORATION

ANNOUNCES FINANCIAL RESULTS FOR THIRD QUARTER 2004

Sarasota, Florida — Correctional Services Corporation (NASDAQ NMS:CSCQ) today announced financial results for the third quarter 2004. Revenues for the third quarter were $34.3 million versus $30.7 million in the comparative period in 2003. For the 2004 quarter the company reported contribution from operations of $4.7 million and a net loss of $559,000 or $0.05 per diluted share. For the third quarter of 2003 the company reported contribution from operations of $3.9 million and net income of $397,000 or $0.04 per diluted share. Diluted shares were 10,167,000 and 10,261,000 in 2004 and 2003, respectively.

Included in the reported amounts for the third quarter 2004 and 2003 were the following various pre-tax charges: (in thousands)

		2004	2003
•	Startup expenses associated with the opening of new facilities	$385	$18
•	Loss from discontinued operations	$2,150	$313

The above pre-tax charges total $2.5 million and $331,000 for the third quarters 2004 and 2003 respectively. After taxes these amounts for 2004 and 2003 are $1.5 million or $0.15 per diluted share and $202,000 or $0.02 per diluted share, respectively. The loss from discontinued operations includes the operating results and a $1.4 million asset impairment charge for the Canadian, Texas juvenile facility that was closed during the third quarter 2004 in addition to the results of those facilities previously classified as discontinued operations.

Revenues for the nine months ended September 30, 2004 were $99.6 million versus $96.6 million in the comparative period in 2003. For the nine months ended September 30, 2004, the company reported contribution from operations of $10.7 million and a net loss of $2.7 million or $0.26 per diluted share. For the same period of 2003 the company reported contribution from operations of $11.9 million and net income of $1.3 million or $0.12 per diluted share. Diluted shares were 10,164,000 and 10,252,000 in 2004 and 2003, respectively.

Included in the reported amounts for the nine months ended September 30, 2004 and 2003 were the following various pre-tax charges: (in thousands)

		2004	2003
•	Startup expenses associated with the opening of new facilities	$3,224	$18
•	Loss on disposal of assets	$549	—
•	Loss from discontinued operations	$4,978	$917

The above pre-tax charges total $8.8 million and $935,000 for the nine months ended September 30, 2004 and 2003 respectively. After taxes these amounts for 2004 and 2003 are $5.3 million or $0.53 per diluted share and $570,000 or $0.06 per diluted share, respectively.

Commenting on the company’s performance James F. Slattery, President and CEO stated, “We continue to see excellent results from our adult division, with strong occupancy rates, quality operations and strong earnings contribution. We continue to feel very good about our position in the adult sector and our prospects for new business”.

Slattery further stated, “During the quarter the company determined it was necessary to discontinue operations at our Canadian Juvenile Detention and Treatment Center, which resulted in an impairment charge of $1.4 million. This facility was our first juvenile operation in Texas and we successfully managed the program for 10 years. Closure was a last resort and only taken after all efforts had been exhausted to identify alternative users and uses for the facility. Year to date we have closed a total of three (3) juvenile facilities representing 506 beds. As discussed over the last several quarters, our work relating to stabilizing and improving the performance of our juvenile division continues. We are optimistic that this effort will be materially concluded by the end of 2004, positioning the company for much improved juvenile results in 2005.”

THE COMPANY WILL BE HAVING A CONFERENCE CALL TO DISCUSS THIS RELEASE ON FRIDAY NOVEMBER 12, 2004 AT 11:00 a.m. EST. THE NUMBER TO CALL IS (888) 858-4066 (U.S. only) or (973) 935-2403 (International). A REPLAY WILL BE AVAILABLE BY CALLING (877) 519-4471 AND THE PIN 5378961.

Through its Youth Services International subsidiary, the Company is the nation’s leading private provider of juvenile programs for adjudicated youths with 17 facilities and 1,900 juveniles in its care. In addition, the Company is a leading developer and operator of adult correctional facilities operating 14 facilities representing approximately 5,500 beds. On a combined basis, the Company provides services in 12 states, representing approximately 7,400 beds including aftercare services.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements contained in this press release are not historical but are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements regarding the expectations, beliefs, intentions or strategies regarding the future. The Company intends that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views as of the date they are made with respect to future events and financial performance, but are subject to many uncertainties and risks which could cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Examples of such uncertainties and risks include, but are not limited to: fluctuations in occupancy levels and labor costs; the ability to secure both new contracts and the renewal of existing contracts; the possibility of unforeseen costs relating to facility closings, the ability to achieve profitability and public resistance to privatization; ability to obtain construction financing; ability to complete new construction projects within budgeted amounts. Additional risk factors include those discussed in reports filed by the Company from time to time on Forms 10-K, 10-Q and 8-K. The Company does not undertake any obligation to update any forward-looking statements

* * *

CORRECTIONAL SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Three Months Ended September 30,
	2004		2003
Revenues	$34,302	100.00%	$30,671	100.00%

Facility expenses:
Operating expenses	29,236	85.23%	26,753	87.23%
Startup costs	385	1.12%	18	0.06%

	29,621	86.35%	26,771	87.29%

Contribution from operations	4,681	13.65%	3,900	12.71%

Other operating expenses:
General and administrative	2,052	5.98%	2,369	7.72%
Loss (gain) on disposal of assets	8	0.02%	(24)	-0.08%

	2,060	6.00%	2,345	7.64%

Operating income	2,621	7.65%	1,555	5.07%
Interest expense, net	1,232	3.59%	533	1.74%

Income from continuing operations before income taxes	1,389	4.06%	1,022	3.33%
Income tax expense	636	1.85%	442	1.44%

Income from continuing operations	753	2.21%	580	1.89%
Loss from discontinued operations, net of tax benefit of $838 and $130	(1,312)	-3.82%	(183)	-0.60%

Net income (loss)	$(559)	-1.61%	$397	1.29%

Basic and diluted earnings (loss) per share:
Earnings per share from continuing operations	$0.07		$0.06
Loss per share from discontinued operations	(0.12)		(0.02)

Earnings (loss) per share	$(0.05)		$0.04

Number of shares used to compute EPS:
Basic	10,167		10,157

Diluted	10,167		10,261

Other Information

Beds under management (includes aftercare)	7,366		7,034
Compensated mandays	600,741		578,242

CORRECTIONAL SERVICES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Nine Months Ended September 30,
	2004		2003
Revenues	$99,578	100.00%	$96,643	100.00%

Facility expenses:
Operating expenses	85,698	86.06%	84,717	87.66%
Startup costs	3,224	3.24%	18	0.02%

	88,922	89.30%	84,735	87.68%

Contribution from operations	10,656	10.70%	11,908	12.32%

Other operating expenses:
General and administrative	6,383	6.41%	7,154	7.40%
Loss (gain) on disposal of assets	549	0.55%	(45)	-0.05%

	6,932	6.96%	7,109	7.35%

Operating income	3,724	3.74%	4,799	4.97%
Interest expense, net	2,863	2.88%	1,657	1.71%

Income from continuing operations before income taxes	861	0.86%	3,142	3.26%
Income tax expense	495	0.50%	1,326	1.37%

Income from continuing operations	366	0.36%	1,816	1.89%
Loss from discontinued operations, net of tax benefit of $1,942 and $358	(3,036)	-3.05%	(559)	-0.58%

Net income (loss)	$(2,670)	-2.69%	$1,257	1.31%

Basic and diluted earnings (loss) per share:
Earnings per share from continuing operations	$0.04		$0.18
Loss per share from discontinued operations	(0.30)		(0.06)

Earnings (loss) per share	$(0.26)		$0.12

Number of shares used to compute EPS:
Basic	10,164		10,156

Diluted	10,164		10,252

Other Information

Beds under management (includes aftercare)	7,366		7,034
Compensated mandays	1,771,247		1,757,998